Exhibit 10.7

TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT (the “Agreement”) is made as of June 24, 2021, by and among The Phoenix Insurance Company Ltd., a company incorporated in Israel (“PIC”), The Phoenix Insurance Company Ltd. (Nostro), a company incorporated in Israel, and The Phoenix Excellence Pension and Provident Fund Ltd., a company incorporated in Israel (collectively, together with their affiliates, the “Purchaser”), and ION Acquisition Corp 2 Ltd., a Cayman Islands exempted company (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Purchaser entered into that certain Forward Purchase Agreement (the “FPA”) on January 26, 2021 with the Company pursuant to which the Company agreed to issue and sell to the Purchaser, and the Purchaser agreed to purchase from the Company, on a private placement basis, up to 3,500,000 Class A ordinary shares of the Company, par value $0.0001 per share on the terms and conditions set forth therein;

WHEREAS, concurrently with the entry into this Agreement, Innovid, Inc., a Delaware corporation (“Innovid”), Inspire Merger Sub 1, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub 1”), Inspire Merger Sub 2, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Merger Sub 2” and, together with Merger Sub 1, “Merger Subs”), and the Company are entering into that certain Agreement and Plan of Merger, dated as of June 24, 2021 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, inter alia, Merger Sub 1 will merge with and into Innovid (the “First Merger”), with Innovid continuing as the surviving corporation of the First Merger and becoming a wholly owned subsidiary of the Company, and immediately following the First Merger and as part of the same overall transaction, Innovid will merge with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub 2 continuing as the surviving entity of the Second Merger, on the terms and subject to the conditions set forth therein (the Mergers, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, as part of the PIPE Investment, the Purchaser desires to subscribe for and purchase from the Company, following the Domestication and immediately prior to the consummation of the First Merger, that number of shares of common stock, par value $0.0001 per share, of the Company set forth on the signature page attached thereto (the “Subscribed Shares”) for a purchase price of $10.00 per share, and the Company desires to issue and sell to the Purchaser the Subscribed Shares, on the terms and subject to the conditions set forth in that certain Subscription Agreement (the “Subscription Agreement”) being entered into substantially simultaneously with this Agreement, by and between the Purchaser and the Company;

WHEREAS, effective immediately following, and conditioned upon the consummation of, the PIPE Investment, the Purchaser and the Company desire to terminate the FPA in accordance with Section 8 of the FPA and to irrevocably release one another and their respective Affiliates from all rights, liabilities and obligations thereunder substantially simultaneously with, and as a condition to, the PIPE Investment, and subject to the terms and provisions of this Agreement; and

WHEREAS, the termination of the FPA effective as of immediately following, and conditioned upon the consummation of, the PIPE Investment, is required by Section 7.12 of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Effective as of immediately following, and conditioned upon, the consummation of the PIPE Investment, (a) the FPA shall be terminated and canceled in its entirety and shall be null and void and of no further force and effect automatically and without further action by any of the parties to the FPA, (b) each of the parties to the FPA on behalf of itself and its Affiliates hereby forever waives, releases and discharges, to the fullest extent permitted by applicable Law, each other and its respective Affiliates and Innovid and its Affiliates, from and against any and all actions, causes of action, claims, demands, damages, judgments, liabilities, obligations, debts, dues and suits of every kind, nature and description whatsoever, whether now known or unknown, vested or contingent, suspected or unsuspected, concealed or hidden, now existing or hereafter arising directly or indirectly under the FPA and (c) the parties to the FPA shall have no further rights, obligations or liabilities thereunder or relating thereto.

2. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

3. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws of such state.

4. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

5. In the event that the PIPE Investment does not occur in accordance with the terms of the Subscription Agreement, this Agreement shall be null and void ab initio and the FPA shall remain in full force and effect.

6. The provisions of Section 9 of the FPA to which the Company and the Purchaser are party shall apply to this Agreement as if set forth herein, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed the foregoing Agreement as of the date first written above.

THE PHOENIX INSURANCE COMPANY LTD.

By:	/s/ Haggi Schreiber
Name:	Haggi Schreiber
Title:	CIO

By:	/s/ Gilad Shamir
Name:	Gilad Shamir
Title:	CIO, external division

THE PHOENIX INSURANCE COMPANY LTD. (NOSTRO)

By:	/s/ Haggi Schreiber
Name:	Haggi Schreiber
Title:	CIO

By:	/s/ Dan Kerner
Name:	Dan Kerner
Title:	Head of Nostro

THE PHOENIX EXCELLENCE PENSION AND PROVIDENT FUND LTD.

By:	/s/ Haggi Schreiber
Name:	Haggi Schreiber
Title:	CIO

By:	/s/ Gilad Shamir
Name:	Gilad Shamir
Title:	CIO, external division

[Signature Page to Termination and Release Agreement]

ION ACQUISITION CORP 2 LTD.

By:	/s/ Anthony Reich
Name:	Anthony Reich
Title:	Chief Financial Officer

[Signature Page to Termination and Release Agreement]